UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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Ottawa Savings Bancorp, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 2, 2007

Dear Shareholder:

You are cordially invited to attend the annual meeting of shareholders of Ottawa Savings Bancorp, Inc. We will hold the meeting at the Company’s Offices, 925 LaSalle Street, Ottawa, Illinois, on Thursday, May 3, 2007 at 2:00 p.m., local time.

The notice of annual meeting and proxy statement appearing on the following pages describe the formal business to be transacted at the meeting. During the meeting, we will also report on the operations of the Company. Directors and officers of the Company, as well as a representative of McGladrey & Pullen, LLP, the Company’s independent registered public accountants, will be present to respond to appropriate questions of shareholders.

It is important that your shares are represented at this meeting, whether or not you attend the meeting in person and regardless of the number of shares you own. To make sure your shares are represented, we urge you to complete and mail the enclosed proxy card. If you attend the meeting, you may vote in person even if you have previously mailed a proxy card.

We look forward to seeing you at the meeting.

Sincerely,

/S/ GARY OCEPEK
Gary Ocepek President and Chief Executive Officer

OTTAWA SAVINGS BANCORP, INC.

925 LaSalle Street

Ottawa, Illinois 61350

(815) 433-2525

NOTICE OF 2007 ANNUAL MEETING OF SHAREHOLDERS

TIME AND DATE	2:00 p.m., local time, on Thursday, May 3, 2007

PLACE	Offices of the Company, 925 LaSalle Street, Ottawa, Illinois 61350

ITEMS OF BUSINESS	(1) The election of two directors of the Company;

(2) The ratification of the appointment of McGladrey & Pullen, LLP as independent registered public accountants for the Company for the fiscal year ending December 31, 2007; and

(3)    Such other matters as may properly come before the annual meeting or any postponements or adjournments of the annual meeting. The Board of Directors is not aware of any other business to come before the annual meeting.

RECORD DATE	In order to vote, you must have been a stockholder at the close of business on March 9, 2007.

PROXY VOTING	It is important that your shares be represented and voted at the meeting. You can vote your shares by completing and returning the proxy card or voting instruction card sent to you. Voting instructions are printed on your proxy card. You can revoke a proxy at any time prior to its exercise at the meeting by following the instructions in the proxy statement.

BY ORDER OF THE BOARD OF DIRECTORS

/S/ JULEANN LEAMY
JuleAnn Leamy Corporate Secretary

Ottawa, Illinois

April 2, 2007

NOTE: Whether or not you plan to attend the annual meeting, please vote by marking, signing, dating and promptly returning the enclosed proxy card or voting instruction.

OTTAWA SAVINGS BANCORP, INC.

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Ottawa Savings Bancorp, Inc. (“Ottawa Savings Bancorp” or the “Company”) to be used at the annual meeting of shareholders of the Company. Ottawa Savings Bancorp is the holding company for Ottawa Savings Bank (“Ottawa Savings” or the “Bank”) and the majority-owned subsidiary of Ottawa Savings Bancorp MHC (the “MHC”). The annual meeting will be held at the offices of the Company and the Bank, 925 LaSalle Street, Ottawa, Illinois, on Thursday, May 3, 2007, at 2:00 p.m., local time. This proxy statement and the enclosed proxy card are being first mailed on or about April 2, 2007 to shareholders of record.

General Information About Voting

Who Can Vote at the Meeting

You are entitled to vote your Ottawa Savings Bancorp common stock if the records of the Company show that you held your shares as of the close of business on March 9, 2007.

As of the close of business on March 9, 2007, a total of 2,224,911 shares of Ottawa Savings Bancorp common stock were outstanding and entitled to vote, including 1,223,701 shares of common stock held by Ottawa Savings Bancorp MHC. Each share of common stock has one vote. The Company’s Charter provides that, until July 11, 2010 record holders of the Company’s common stock (other than the MHC) who beneficially own, either directly or indirectly, in excess of 10% of the Company’s outstanding shares are not entitled to any vote in respect of the shares held in excess of the 10% limit.

Attending the Meeting

If you are a beneficial owner of Ottawa Savings Bancorp common stock held by a broker, bank or other nominee (i.e., in “street name”), you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or letter from a bank or broker are examples of proof of ownership. If you want to vote your shares of Ottawa Savings Bancorp common stock held in street name in person at the meeting, you will have to get a written proxy in your name from the broker, bank or other nominee who holds your shares.

Vote by Ottawa Savings Bancorp MHC

The MHC, the mutual holding company for the Company, owned 55% of the outstanding shares of common stock of the Company as of March 9, 2007. All shares of common stock owned by the MHC will be voted in accordance with the instructions of the Board of Directors of the MHC, the members of which are identical to the members of the Board of Directors of the Company. The MHC is expected to vote such shares “FOR” each Board nominee for election as a director and “FOR” the proposal to ratify the appointment of McGladrey & Pullen, LLP as independent registered public accountants.

Quorum and Vote Required

The annual meeting will be held only if there is a quorum present. A quorum exists if a majority of the outstanding shares of common stock entitled to vote are represented at the meeting. If you return valid proxy instructions or attend the meeting in person, your shares will be counted for purposes of determining whether there is a quorum, even if you abstain from voting. Broker non-votes also will be counted for purposes of determining the existence of a quorum. A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker, bank or nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

At this year’s annual meeting, stockholders will elect two directors to serve for terms of three years. In voting on the election of directors, you may vote in favor of all nominees, withhold votes as to all nominees, or withhold votes as to specific nominees. There is no cumulative voting for the election of directors. Directors must be elected by a plurality of the votes cast at the annual meeting. This means that the nominees receiving the greatest number of votes will be elected. Votes that are withheld and broker non-votes will have no effect on the outcome of the election.

In voting to ratify the appointment of McGladrey & Pullen, LLP as the independent registered public accountants of the Company, you may vote in favor of the proposal, vote against the proposal or abstain from voting. The ratification of McGladrey & Pullen, LLP as the Company’s independent registered public accountants will be decided by the affirmative vote of a majority of the shares represented at the annual meeting and entitled to vote. On this matter, abstentions will have the same effect as a negative vote and broker non-votes will have no effect on the voting.

Because the MHC owns in excess of 50% of the outstanding shares of Ottawa Savings Bancorp common stock, the votes it casts will ensure the presence of a quorum and determine the outcome of Proposal 1 (Election of Directors) and Proposal 2 (Ratification of Appointment of Independent Registered Public Accountants).

Voting by Proxy

The Board of Directors of Ottawa Savings Bancorp is sending you this proxy statement for the purpose of requesting that you allow your shares of Ottawa Savings Bancorp common stock to be represented at the annual meeting by the persons named in the enclosed proxy card. All shares of Ottawa Savings Bancorp common stock represented at the meeting by properly executed and dated proxies will be voted according to the instructions indicated on the proxy card. If you sign, date and return a proxy card without giving voting instructions, your shares will be voted as recommended by the Company’s Board of Directors. The Board of Directors recommends a vote FOR each of the nominees for director and FOR the ratification of McGladrey & Pullen, LLP as the Company’s independent registered public accountants.

If any matters not described in this proxy statement are properly presented at the annual meeting, the persons named in the proxy card will use their own best judgment to determine how to vote your shares. This includes a motion to adjourn or postpone the annual meeting in order to solicit additional proxies. If the annual meeting is postponed or adjourned, your Ottawa Savings Bancorp common stock may be voted by the persons named in the proxy card on the new annual meeting date as well, unless you have revoked your proxy. The Company does not know of any other matters to be presented at the annual meeting.

You may revoke your proxy at any time before the vote is taken at the meeting. To revoke your proxy, you must either advise the Corporate Secretary of the Company in writing before your common stock has been voted at the annual meeting, deliver a later dated proxy or attend the meeting and vote your shares in person. Attendance at the annual meeting will not in and of itself constitute revocation of your proxy.

If your Ottawa Savings Bancorp common stock is held in “street name,” you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares voted. Your broker, bank or other nominee may allow you to deliver your voting instructions via the telephone or the Internet. Please see the instruction form provided by your broker, bank or other nominee that accompanies this proxy statement. If you wish to change your voting instructions after you have returned your voting instruction form to your broker, bank or other nominee, you must contact your broker, bank or other nominee.

Participants in the Bank’s ESOP and 401(k) Plan

If you participate in the Ottawa Savings Bank Employee Stock Ownership Plan (the “ESOP”) or if you hold shares through the Ottawa Savings Bank Employees’ Savings and Profit Sharing Plan (the “401(k) Plan”), you

will receive a voting instruction card for each plan that reflects all shares you may vote under the plan. Under the terms of the ESOP, the ESOP trustee votes all shares held by the ESOP, but each ESOP participant may direct the trustee how to vote the shares of common stock allocated to his or her account. The ESOP trustee, subject to the exercise of its fiduciary duties, will vote all unallocated shares of Company common stock held by the ESOP and allocated shares for which no timely voting instructions are received in the same proportion as shares for which it has received timely voting instructions. Under the terms of the 401(k) Plan, a participant is entitled to direct the trustee how to vote the shares of Ottawa Savings Bancorp common stock credited to his or her account in the 401(k) Plan. The trustee will vote all shares for which it does not receive timely instructions in the same proportion as shares for which it has received timely instructions. The deadline for returning your voting instructions to each plan’s trustee is April 26, 2007.

Corporate Governance

General

The Company periodically reviews its corporate governance policies and procedures to ensure that the Company meets the highest standards of ethical conduct, reports results with accuracy and transparency and maintains full compliance with the laws, rules and regulations that govern the Company’s operations. As part of this periodic corporate governance review, the Board of Directors reviews and adopts best corporate governance policies and practices for the Company.

Corporate Governance Policies and Procedures

Ottawa Savings Bancorp has adopted a corporate governance policy to govern certain activities including:

(1)	the duties and responsibilities of each director;

(2)	the composition, duties and responsibilities and operation of the board of directors;

(3)	the selection of Chairman and President;

(4)	the establishment and operation of board committees;

(5)	succession planning;

(6)	convening executive sessions of independent directors;

(7)	the Board of Directors’ interaction with management and third parties;

(8)	the distribution of board materials in advance of meetings;

(9)	review of director compensation;

(10)	the evaluation of the performance of the Board of Directors and of the chief executive officer; and

(11)	the orientation of new directors and continuing education.

Code of Ethics and Business Conduct

The Company has adopted a Code of Ethics and Business Conduct that is designed to ensure that the Company’s directors, executive officers and employees meet the highest standards of ethical conduct. The Code of Ethics and Business Conduct requires that the Company’s directors, executive officers and employees avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in the Company’s best interest. Under the terms of the Code of Ethics and Business Conduct, directors, executive officers and employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Code.

As a mechanism to encourage compliance with the Code of Ethics and Business Conduct, the Company has established procedures to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters. These procedures ensure that individuals may submit concerns regarding questionable accounting or auditing matters in a confidential and anonymous manner. The Code of Ethics and Business Conduct also prohibits the Company from retaliating against any director, executive officer or employee who reports actual or apparent violations of the Code.

Meetings of the Board of Directors

The Company and the Bank conduct business through meetings and activities of their Boards of Directors and their committees. The Board of Directors of the Company met 14 times during the year ended December 31, 2006, consisting of 12 regular meetings and 2 special meetings. No director attended fewer than 75% of the total meetings of the Company’s Board of Directors and committees on which such director served.

Committees of the Board of Directors of Ottawa Savings Bancorp

The following table identifies our standing committees and their members as of December 31, 2006. All members of each committee are independent in accordance with the listing standards of the Nasdaq Stock Market, Inc.

Director	Audit Committee		Nominating and Corporate Governance Committee		Compensation Committee
James A. Ferrero	X	*			X
Keith Johnson	X				X
Arthur C. Mueller	X		X	*	X
Gary Ocepek
Daniel J. Reynolds	X		X		X	*

Number of Meetings in 2006	5		1		4

*	Chairman

Audit Committee. The Audit Committee meets periodically with the independent registered public accountants and management to review accounting, auditing, internal control structure and financial reporting matters. The board of directors has determined that the Audit Committee does not have a member who is an “audit committee financial expert” as such term is defined by the rules and regulations of the Securities and Exchange Commission. However, the board of directors has determined that Mr. Ferrero is financially sophisticated under the rules of the NASDAQ Stock Market, Inc. While the board recognizes that no individual board member meets the qualifications required of an “audit committee financial expert,” the board believes that appointment of a new director to the board and to the Audit Committee at this time is not necessary as the level of financial knowledge and experience of the current members of the Audit Committee, including the ability to read and understand fundamental financial statements, is cumulatively sufficient to discharge adequately the Audit Committee’s responsibilities. The Audit Committee acts under a written charter, a copy of which was filed as Appendix A to the proxy statement for the Annual Meeting of Shareholders held on May 4, 2006 and filed with the SEC on March 29, 2006. A copy of the Audit Committee charter is also available on the Company’s website at www.ottawasavings.com. The report of the Audit Committee appears in this proxy statement under the heading “Proposal 2—Ratification of Independent Registered Public Accountants—Report of Audit Committee.”

Compensation Committee. The Compensation Committee is responsible for human resource policies, salaries and benefits, incentive compensation, executive development and management succession planning. It also handles policies relating to nondiscriminatory employment practices, including those related to hiring, compensation and promotion. The Compensation Committee reviews all compensation components for the

Company’s Chief Executive Officer (“CEO”) including annual salary, bonus, stock options, and other direct and indirect benefits, as well as reviews the Company’s executive and employee compensation programs, and director compensation. The Committee considers the performance of the Company, shareholder return, competitive market values, and the compensation given to the CEO over recent years when determining appropriate compensation for the CEO. In setting executive compensation, the Committee ensures that a significant portion of compensation is connected to the long-term interest of shareholders. In its oversight of employee compensation programs, prior to making its recommendation to the Board, the Committee reviews recommendations from the President and Human Resources Manager. Decisions by the Compensation Committee with respect to the compensation levels are approved by the full Board of Directors. The Compensation Committee acts under a written charter, a copy of which is included as Appendix A to this proxy statement. A copy of the Compensation Committee charter is not available on the Company’s website.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is responsible for the annual selection of the Board of Directors’ nominees for election as directors and developing and implementing policies and practices relating to corporate governance, including implementation of and monitoring adherence to Ottawa Savings Bancorp’s corporate governance policy.

The Nominating and Corporate Governance Committee acts under a written charter adopted by the Board of Directors, a copy of which is included as Appendix B to this proxy statement. A copy of the Nominating and Corporate Governance Committee charter is not available on the company’s website. Information regarding the director nomination process appears in this proxy statement under the heading “Nominating and Corporate Governance Committee Procedures.”

Attendance at the Annual Meeting

The Board of Directors encourages directors to attend the annual meeting of stockholders. All five directors attended the Company’s annual meeting of stockholders in 2006.

Directors’ Compensation

The following table sets forth the compensation received by non-employee directors for their service on our Board of Directors during 2006.

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Option Awards(2) ($)	Total ($)
James A. Ferrero	16,800	489	296	17,585
Keith Johnson	16,800	489	296	17,585
Arthur C. Mueller	16,800	489	296	17,585
Daniel J. Reynolds	16,800	489	296	17,585

(1)	Reflects the dollar value recognized for financial statement reporting purposes computed in accordance with FAS 123 (R). For further information on the assumptions used to compute the fair value, see Note 10 to the Notes to the Financial Statements contained in the Company’s Annual Report on Form 10-KSB. When shares become vested and are distributed from the trust in which they are held, the recipient will also receive an amount equal to accumulated cash and stock dividends (if any) paid with respect thereto, plus earnings thereon. See Footnote 1 to the director stock ownership table under “Stock Ownership” for the aggregate number of unvested restricted stock award shares held in trust by each Director at fiscal year end.
(2)	Reflects the dollar value recognized for financial statement reporting purposes computed in accordance with FAS 123 (R). For further information on the assumptions used to compute the fair value, see Note 10 to the Notes to the Financial Statements contained in the Company’s Annual Report on Form 10-KSB. As of December 31, 2006, Directors Ferrero, Johnson, Mueller and Reynolds each held 5,451 options to purchase shares of common stock.

Cash Retainer and Meeting Fees for Directors. The following table sets forth the applicable retainers and fees that will be paid to our directors for their service on our Board of Directors during 2007.

Monthly Retainer for Bank Board Members	$1,050
Quarterly Retainer for Company Board Members	$1,050

Directors do not receive fees for service on Board committees. Directors do not receive any compensation for their service on the board of directors of the MHC.

Voluntary Deferred Compensation Plan. Ottawa Savings Bank maintains a voluntary deferred compensation plan for its directors. Under the plan, any individual who received compensation in exchange for his or her services as a director may participate. A participant may elect to defer all or part of his or her compensation earned in the calendar year following the participant’s election. Directors who first become eligible for the plan may elect to defer compensation to be earned after the date of election through the end of the calendar year of the election within 30 days of eligibility. Amounts deferred by a participant are maintained in an account for such participant by Ottawa Savings Bank. The amounts deferred into the accounts maintained for each participant are deemed to be invested in investments or investment funds designated as available from time to time. To the extent alternative deemed investment vehicles are available, participants may direct the investment of all or a portion of the amounts deferred among such investments or investment funds. Such direction may relate solely to amounts already allocated to the participant’s account or solely to amounts to be deferred in the future, or a combination thereof. Participants are fully vested in all amounts in their accounts at all time.

At the time of the initial deferral election, the participant must designate the time and manner for the payment of the amounts to be allocated to such participant’s account. Payment to a participant shall commence upon the first to occur of the following: (i) the termination of the participant’s service as a director; (ii) a change in control of Ottawa Savings Bank; (iii) an unforseeable emergency suffered by the participant; or (iv) the participant’s death.

Additionally, participants may elect to further defer a payment or change the form of a payment, so long as certain additional requirements are met.

The form of payment of deferred amounts is designated by the participant at the time of the initial deferral election and may be in the form of: (i) a lump sum; (ii) a number of quarterly or annual installments; (iii) one or more forms of an annuity; or (iv) a designated dollar amount or percentage of the participant’s account.

Director Emeritus Program. The Bank maintains a director emeritus program for four retired directors. The program will not cover any current or future directors upon retirement. Under the program, a participating director receives monthly payments of $500, totaling $6,000 for the first year following his or her retirement. For the following four years, the annual program payments decrease $1,200 per year.

Stock Ownership

The following table provides information as of March 9, 2007 about the persons known to the Company to be the beneficial owners of more than 5% of the Company’s outstanding common stock. A person may be considered to beneficially own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investment power.

Name and Address	Number of Shares Owned		Percent of Common Stock Outstanding(1)
Ottawa Savings Bancorp MHC 925 LaSalle Street Ottawa, Illinois 61350	1,233,701	(2)	55.00%

Tyndall Capital Partners, LP 599 Lexington Avenue Suite 4100 New York, New York 10022	129,329	(3)	5.81%

(1)	Based on 2,224,911 shares of the Company’s common stock outstanding and entitled to vote as of March 9, 2007.
(2)	Acquired in connection with the Company’s minority stock offering, which was completed on July 11, 2005. The members of the Board of Directors of Ottawa Savings Bancorp and Ottawa Savings Bank also constitute the Board of Directors of Ottawa Savings Bancorp MHC.
(3)	Based exclusively on a Schedule 13-G/A filed with the Securities and Exchange Commission on February 14, 2007.

The following table provides information as of March 9, 2007 about the shares of Ottawa Savings Bancorp common stock that may be considered to be beneficially owned by each director, each nominee for director, named executive officers listed in the Summary Compensation Table and all directors and executive officers of the Company as a group. A person may be considered to beneficially own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investment power. Unless otherwise indicated, each of the named individuals has sole voting power and sole investment power with respect to the shares shown.

Name	Number of Shares Owned (Excluding Options)(1)		Percent of Common Stock Outstanding(2)
Directors
James A. Ferrero	20,180	(3)	*
Keith Johnson	19,180		*
Arthur C. Mueller	12,180		*
Gary Ocepek	29,352	(4)	1.32%
Daniel J. Reynolds	24,180	(5)	1.09%

Named Executive Officers Who Are Not Also Directors
Phil Devermann	18,132		*
Jon Kranov	25,503		1.15%
All directors, nominees and executive officers as a group (7 persons)	146,982		6.70%

*	Less than 1.0%
(1)	This column includes the following:

Name	Shares of Restricted Stock Awards Held in Trust	Shares Allocated under the Ottawa Savings Bank ESOP	Shares Held in Trust in the Ottawa Savings Bank 401(k) Plan
James A. Ferrero	2,180	—	—
Keith Johnson	2,180	—	—
Arthur C. Mueller	2,180	—	—
Gary Ocepek	10,902	1,450	—
Daniel J. Reynolds	2,180	—	—
Phil Devermann	6,977	952	10,203
Jon Kranov	7,413	1,018	5,072

(2)	Based on 2,224,911 shares of Company common stock outstanding and entitled to vote as of the close of business on March 9, 2007.
(3)	Includes 500 shares held by spouse.
(4)	Includes 17,000 shares held by spouse.
(5)	Includes 8,500 shares held by spouse.

Proposal 1—Election of Directors

The Company’s Board of Directors consists of five members, all of whom are independent under the current listing standards of the Nasdaq Stock Market, except for Mr. Ocepek, who is an employee of the Company and the Bank. The Board is divided into three classes with three-year staggered terms, with approximately one-third of the directors elected each year. Two directors will be elected at the annual meeting to serve for a three-year term, or until their respective successors have been elected and qualified. The Board of Directors’ nominees are James A. Ferrero and Keith Johnson. All of the nominees are currently directors of the Company and the Bank.

Unless you indicate on the proxy card that your shares should not be voted for certain nominees, the Board of Directors intends that the proxies solicited by it will be voted for the election of the Board’s nominees. If any nominee is unable to serve, the persons named in the proxy card will vote your shares to approve the election of any substitute proposed by the Board of Directors. Alternatively, the Board of Directors may adopt a resolution to reduce the size of the Board. At this time, the Board of Directors knows of no reason why any nominee might be unable to serve.

The Board of Directors recommends a vote FOR the election of James A. Ferrero and Keith Johnson.

Information regarding the Board of Directors’ nominees for election at the annual meeting is provided below. Unless otherwise stated, each director has held his or her current occupation for the last five years. The age indicated for each individual is as of December 31, 2006. There are no family relationships among the directors or executive officers. The indicated period of service as a director includes service as a director of the Bank.

Board Nominees for Election of Directors

James A. Ferrero retired from LaSalle County Housing Authority as of December 31, 2005. He is the co-owner of a retail liquor store in Ottawa, Illinois. Age 57. Director since 2000.

Keith Johnson is the co-owner of Johnson Pattern and Machine Co. in Ottawa, Illinois. Age 53. Director since 2001.

Directors Continuing in Office

The following directors have terms ending in 2008:

Gary Ocepek is President and Chief Executive Officer of Ottawa Savings Bank. He has been employed with Ottawa Savings Bank since 1970 and has served as President of the Bank since January 1994. Mr. Ocepek has served as Chairman and President of Ottawa Savings Bancorp, Inc. and Ottawa Savings Bancorp MHC since 2005. Age 61. Director since 1996.

The following directors have terms ending in 2009:

Arthur C. Mueller is the co-owner of Mueller Funeral Homes, Inc. Age 53. Director since 1987.

Daniel J. Reynolds is the co-owner of H.R. Imaging, Inc., a photography business in Ottawa, Illinois. Age 60. He is currently the Chairman of the Bank’s Board of Directors and attends all committee meetings of the Board of Directors in his capacity as such. Director since 2003.

Executive Officers Who Are Not Directors

Phil Devermann has served as the Vice President of Ottawa Savings Bank since 1996. Mr Devermann has served as the Vice President of Ottawa Savings Bancorp, Inc. and Ottawa Savings Bancorp MHC since 2005. He has been employed with Ottawa Savings Bank since 1979. Age 57.

Jon Kranov has served as the Senior Vice President and Chief Financial Officer of Ottawa Savings Bank since 1996. Mr. Kranov has served as the Senior Vice President and Chief Financial Officer of Ottawa Savings Bancorp, Inc. and Ottawa Savings Bancorp MHC since 2005. He has been employed with Ottawa Savings Bank since 1978. Age 52.

Proposal 2—Ratification of Independent Registered Public Accountants

For the fiscal years ended December 31, 2006 and 2005, the Company’s consolidated financial statements were audited by McGladrey & Pullen, LLP. For the fiscal years ended December 31, 2006 and 2005, there were no disagreements with McGladrey & Pullen, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of McGladrey & Pullen, would have caused it to make reference to the subject matter of the disagreement in connection with its reports. McGladrey & Pullen’s reports on the consolidated financial statements for the fiscal years ended December 31, 2006 and 2005 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

The Audit Committee of the Board of Directors has appointed McGladrey & Pullen, LLP to be the Company’s independent registered public accountants for the 2007 fiscal year, subject to ratification by shareholders. A representative of McGladrey & Pullen, LLP is expected to be present at the annual meeting to respond to appropriate questions from shareholders and will have the opportunity to make a statement should he or she desire to do so.

If the ratification of the appointment of the auditors is not approved by a majority of the votes cast by shareholders at the annual meeting, the Audit Committee will consider other independent registered public accountants.

The Board of Directors recommends a vote FOR the ratification of the appointment of McGladrey & Pullen, LLP as the Company’s independent registered public accountants.

Audit Fees

The following table sets forth the fees billed to the Company for the fiscal years ending December 31, 2006 and 2005 by McGladrey & Pullen, LLP and its affiliate RSM McGladrey Inc.:

	2006	2005
Audit fees(1)	$115,069	$210,000
Audit related fees(2)	$1,435	$10,636
Tax fees(3)	$4,400	$650
All other fees(4)	$8,179	—

(1)	For 2005, includes fees of $97,745 related to the Company’s minority stock offering and related securities registration statement, as well as fees for performance of the audit, review of financial statements for public filings and attendance at the annual meeting. For 2006, includes fees for performance of the audit, review of financial statements for public filings and attendance at the annual meeting.
(2)	For 2005, includes fees for assistance with accounting for the Employee Stock Ownership Plan (“ESOP”) and stock options. For 2006, includes fees for assistance with accounting for the ESOP and compliance with Section 404 of the Sarbanes-Oxley Act of 2002.
(3)	For 2005, represents fees for preparation of an amended tax return. For 2006, represents fees for preparation of state and local amended tax returns.
(4)	Includes fees for consultation regarding the Company’s executive compensation programs.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accountants

The Audit Committee is responsible for appointing, setting compensation, overseeing and reviewing the work of the independent registered public accountant firm and setting the independent registered public accountant’s compensation. In accordance with its charter, the Audit Committee approves, in advance, all audit and permissible non-audit services to be performed by the independent registered public accountants. This approval process ensures that the external auditor does not provide any non-audit services to the Company that are prohibited by law or regulation.

In addition, the Audit Committee has adopted a policy for the pre-approval of audit and permitted non-audit services by the Company’s independent registered public accountants. The Audit Committee will consider annually and approve the provision of audit services by its external auditor and consider, and, if appropriate, pre-approve the provision of certain defined audit and non-audit services. The Audit Committee also will consider on a case-by-case basis and, if appropriate, approve specific engagements.

Any proposed specific engagement may be presented to the Audit Committee for consideration at its next regular meeting or, if earlier consideration is required, to the Audit Committee or one or more of its members. The member or members to whom such authority is delegated shall report any specific approval of services at the next regular meeting of the Audit Committee. The Audit Committee will regularly review summary reports detailing all services being provided to the Company by its external auditor.

During the year ended December 31, 2006, all services were approved, in advance, by the Audit Committee in compliance with these procedures.

Report of the Audit Committee

The Company’s management is responsible for the Company’s internal control over financial reporting. The independent registered public accountants are responsible for performing an independent audit of the Company’s consolidated financial statements and issuing an opinion on the conformity of those financial statements with generally accepted accounting principals. The Audit Committee oversees the Company’s internal control over financial reporting on behalf of the Board of Directors.

In this context, the Audit Committee has met and held discussions with management and the independent registered public accountants. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accountants. The Audit Committee discussed with the independent registered public accountants matters required to be discussed by Statement on Auditing Standards No. 61 (“Communication With Audit Committees”), including the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements.

In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accountants required by the Independence Standards Board Standard No. 1 (“Independence Discussions With Audit Committees”) and has discussed with the independent registered public accountants the auditors’ independence from the Company and its management. In concluding that the auditors are independent, the Audit Committee considered, among other factors, whether the non-audit services provided by the auditors were compatible with its independence.

The Audit Committee discussed with the Company’s independent registered public accountants the overall scope and plans for its audit. The Audit Committee meets with the independent registered public accountants, with and without management present, to discuss the results of their examination, their evaluation of the Company’s internal control over financial reporting, and the overall quality of the Company’s financial reporting process.

In performing all of these functions, the Audit Committee acts only in an oversight capacity. In its oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent auditors who, in their report, express an opinion on the conformity of the Company’s financial statements to generally accepted accounting principles. The Audit Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions with management and the independent auditors do not assure that the Company’s financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company’s consolidated financial statements has been carried out in accordance with the standards of the Public Company Accounting Oversight Board or that the Company’s independent auditors are in fact “independent.”

In reliance on the reviews and discussions referenced above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2006 for filing with the Securities and Exchange Commission. The Audit Committee and the Board of Directors have appointed, subject to shareholder ratification, the selection of the Company’s independent registered public accountants for the fiscal year ended December 31, 2007.

The Audit Committee of the Board of Directors

of Ottawa Savings Bancorp.

James A. Ferrero (Chairman)

Keith Johnson

Arthur C. Mueller

Daniel J. Reynolds

Executive Compensation

Summary Compensation Table

The following information is furnished for all individuals serving as the principal executive officer or principal financial officer of the Company for the 2006 fiscal year and all other executive officers of the Company whose total compensation for the 2006 fiscal year exceeded $100,000.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	All Other Compensation ($)		Total ($)
Gary Ocepek, President and Chief Executive Officer	2006	155,250	9,005	2,445	1,481	30,301	(3)	198,482

Jon Kranov, Senior Vice President and Chief Financial Officer	2006	109,000	6,322	1,662	1,007	9,239		127,230

Philip Devermann, Vice President	2006	101,300	5,875	1,565	948	8,716		118,404

(1)	Reflects the dollar value recognized for financial statement reporting purposes computed in accordance with FAS 123 (R). For further information on the assumptions used to compute the fair value, see Note 10 to the Notes to the Financial Statements contained in the Company’s Annual Report on Form 10-KSB. When shares become vested and are distributed from the trust in which they are held, the recipient will also receive an amount equal to accumulated cash and stock dividends (if any) paid with respect thereto, plus earnings thereon.
(2)	Reflects the dollar value recognized for financial statement reporting purposes computed in accordance with FAS 123 (R). For further information on the assumptions used to compute the fair value, see Note 10 to the Notes to the Financial Statements contained in the Company’s Annual Report on Form 10-KSB.
(3)	Includes $16,800 received in board fees for service on the Company’s Board of Directors.

Employment Agreements. Ottawa Savings Bancorp and Ottawa Savings Bank have employment agreements with Gary Ocepek, Jon Kranov and Phil Devermann. These employment agreements help ensure a stable and competent management base. The continued success of Ottawa Savings Bancorp and Ottawa Savings Bank depends to a significant degree on the skills and competence of Mr. Ocepek, Mr. Kranov and Mr. Devermann.

The employment agreements provide for initial three-year terms. Thereafter, the term of the employment agreements may be renewed on an annual basis after review and extension by the respective Board of Directors. The employment agreements provide a current base salary of $160,700 for Mr. Ocepek, $112,900 for Mr. Kranov and $106,400 for Mr. Devermann. The Boards of Directors will review Mr. Ocepek’s, Mr. Kranov’s and Mr. Devermann’s base salaries each year in order to consider any appropriate changes. In addition to base salary, the employment agreements provide for, among other things, participation in stock-based benefit plans and fringe benefits applicable to the executives. The employment agreements provide that Ottawa Savings Bank and Ottawa Savings Bancorp may terminate the executive’s employment for cause, as described in the employment agreements, at any time. If Ottawa Savings Bank or Ottawa Savings Bancorp terminates the executive’s employment for reasons other than for cause, or if the executive resigns from Ottawa Savings Bank or Ottawa Savings Bancorp after specified circumstances that would constitute constructive termination, the executive or, if he dies, his beneficiary, would be entitled to receive an amount equal to the remaining base salary payments due for the remaining term of the employment agreement and the contributions that would have been made on his behalf to any employee benefit plans of Ottawa Savings Bank and Ottawa Savings Bancorp during the remaining term of the employment agreement. Ottawa Savings Bank would also continue and/or pay for the executive’s life, health and dental coverage for the remaining term of the employment agreement. The executive must agree not to compete with Ottawa Savings Bank or Ottawa Savings Bancorp for one year following his termination of employment other than in connection with a change in control.

Under the employment agreements, if the executive voluntarily (upon circumstances discussed in the agreements) or involuntarily terminates employment following a change in control of Ottawa Savings Bank or Ottawa Savings Bancorp, the executive or, if the executive dies, the executive’s beneficiary, would receive a severance payment equal to the greater of: (1) the payments due for the remaining term of the agreement; or (2) three times the average of the five preceding taxable years’ annual compensation. Ottawa Savings Bank would also continue the executive’s life, health, and dental coverage for 18 months following termination of employment. Section 280G of the Internal Revenue Code provides that severance payments that equal or exceed three times the individual’s base amount are deemed to be “excess parachute payments” if they are contingent upon a change in control. Individuals receiving excess parachute payments are subject to a 20% excise tax on the amount of the payment in excess of the base amount, and the employer would not be entitled to deduct such amount. The agreements limit payments made to the executive in connection with a change in control to amounts that will not exceed the limits imposed by Section 280G.

Ottawa Savings Bank or Ottawa Savings Bancorp will pay or reimburse the executive for all reasonable costs and legal fees paid or incurred by the executive in any dispute or question of interpretation relating to the employment agreement if the executive is successful on the merits in a legal judgment, arbitration or settlement. The employment agreements also provide that Ottawa Savings Bank and Ottawa Savings Bancorp will indemnify Mr. Ocepek, Mr. Kranov and Mr. Devermann to the fullest extent legally allowable.

Employee Severance Compensation Plan. In connection with the Bank’s conversion and mutual holding company reorganization, Ottawa Savings Bank adopted the Ottawa Savings Bank Employee Severance Compensation Plan to provide severance benefits to eligible employees whose employment terminates in connection with a change in control of Ottawa Savings Bank or Ottawa Savings Bancorp. Employees become eligible for severance benefits under the plan if they have a minimum of one year of service with Ottawa Savings Bank. Individuals who enter into employment or change in control agreements with Ottawa Savings Bank or Ottawa Savings Bancorp will not participate in the severance plan. Under the severance plan, if, within 24 months of a change in control, Ottawa Savings Bank or Ottawa Savings Bancorp or their successors terminate an employee’s employment or if the individual voluntarily terminates employment upon the occurrence of events specified in the severance plan, then that individual will receive a severance payment equal to one month’s compensation for each year of service with Ottawa Savings Bank, up to a maximum payment equal to 24 months of compensation.

Benefit Plans

401(k) Plan. Ottawa Savings Bank maintains the Ottawa Savings Bank Employees’ Savings and Profit Sharing Plan and Trust (the “401(k) Plan”), a tax-qualified defined contribution retirement plan, for employees of Ottawa Savings Bank who are 21 years of age and have completed six months of service. Eligible employees may contribute a portion of their compensation to the 401(k) Plan on a pre-tax basis, subject to certain compensation limitations imposed by the Internal Revenue Code of 1986, as amended. Participants are always 100% vested in their salary deferrals. Participants vest in employer matching contributions at the rate of 20% per year following two years of service. In connection with the freeze of the Retirement Plan, as discussed below, Ottawa Savings Bank expects to increase the maximum percentage of salary that employees may defer under the 401(k) Plan and its matching contribution percentage under the 401(k) Plan.

Retirement Plan. Ottawa Savings Bank participates in the Pentegra Retirement Services program (the “Retirement Plan”), a defined benefit pension plan providing retirement benefits to participating employees. Ottawa Savings Bank previously amended the Retirement Plan to prohibit future participation by new employees of the Bank; on February 23, 2007, the Bank decided to freeze benefits under the Retirement Plan for current participants, effective as of April 1, 2007. As a result, each active participant’s pension benefit will be determined based on the participant’s compensation and duration of employment as of March 31, 2007 and compensation and employment after that date will not be taken into account in determining pension benefits under the Retirement Plan. As of December 31, 2006, Gary Ocepek, Jon Kranov and Phil Devermann had 36, 29, and 28 years of credited service, respectively, under the Retirement Plan.

Post-Retirement Health Plan. Ottawa Savings Bank has a contributory post-retirement benefit plan for its officers who were hired prior to January 1, 2002. The accounting for the health care plan follows generally accepted accounting principals and anticipates future cost-sharing changes that are consistent with our expressed intent to increase retiree contributions. The future costs are estimated based on an independent actuarial analysis.

Employee Stock Ownership Plan. In connection with the conversion and mutual holding company reorganization and minority stock offering, the Board of Directors of Ottawa Savings Bank adopted an employee stock ownership plan (“ESOP”) for eligible employees of Ottawa Savings Bank. Eligible employees who are 21 years old and employed by Ottawa Savings Bank as of the closing date of the offering (July 11, 2005) began participating in the plan as of that date. Thereafter, new employees of Ottawa Savings Bank who are 21 years old and have been credited with at least six months of service with Ottawa Savings Bank will be eligible to participate in the ESOP as of the first entry date following their completion of the plan’s eligibility requirements.

The ESOP trustee purchased 76,314 shares of the Company common stock or 3.43% of the shares issued in the reorganization, including shares issued to Ottawa Savings Bancorp MHC. The ESOP funded its purchase in the offering through a loan from Ottawa Savings Bancorp. The loan to the ESOP will be repaid principally from Ottawa Savings Bank contributions to the ESOP and dividends payable on common stock held by the ESOP over the anticipated 15-year term of the loan. The interest rate for the ESOP loan is 6.25%.

In any plan year, Ottawa Savings Bank may make additional discretionary contributions (beyond those necessary to satisfy the loan obligation) to the ESOP for the benefit of plan participants in either cash or shares of common stock, which may be acquired through the purchase of outstanding shares in the market or from individual stockholders or which constitute authorized but unissued shares or shares held in treasury by Ottawa Savings Bancorp. The timing, amount, and manner of discretionary contributions will be affected by several factors, including applicable regulatory policies, the requirements of applicable laws and regulations, and market conditions. Ottawa Savings Bank’s contributions to the ESOP are not fixed, so benefits payable under the ESOP cannot be estimated.

Shares purchased by the ESOP with the proceeds of the ESOP loan will be held in a suspense account and released on a pro rata basis as the loan is repaid. Discretionary contributions to the ESOP and shares released from the suspense account will be allocated among participants on the basis of each participant’s proportional share of compensation.

After two years of service, participants will vest in the benefits allocated under the ESOP at a rate of 20% per year for each year of continuous service with Ottawa Savings Bank. A participant will become fully vested automatically upon retirement, death or disability, a change in control or termination of the ESOP. Benefits are generally distributable upon a participant’s separation from service. Any unvested shares that are forfeited upon a participant’s termination of employment will be reallocated among the remaining plan participants.

Plan participants will be entitled to direct the plan trustee on how to vote common stock credited to their accounts. The trustee will vote all allocated shares held in the ESOP as instructed by the plan participants and unallocated shares and allocated shares for which no instructions are received will be voted in the same ratio on any matter as those shares for which instructions are given, subject to the fiduciary responsibilities of the trustee.

Under applicable accounting requirements, compensation expense for a leveraged ESOP is recorded at the fair market value of the ESOP shares when committed to be released to participants’ accounts.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards			Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Un-Exercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Gary Ocepek	27,255	12.35	11/21/2016	10,902	137,474
Jon Kranov	18,533	12.35	11/21/2016	7,413	93,478
Philip Devermann	17,433	12.35	11/21/2016	6,977	87,980

(1)	Stock options granted pursuant to the Ottawa Savings Bancorp, Inc. 2006 Equity Incentive Plan that vest 20% each year for five continuous years commencing on November, 21, 2007.
(2)	Stock awards granted pursuant to the Ottawa Savings Bancorp, Inc. 2006 Equity Incentive Plan that vest 20% each year for five continuous years commencing on November 21, 2007.

Other Information Relating to Directors and Executive Officers

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors, and persons who own more than 10% of any registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Executive officers, directors and greater than 10% shareholders are required by regulation to furnish the Company with copies of all Section 16(a) reports they file.

Based solely on the Company’s review of the copies of the reports it has received and written representations provided to it from the individuals required to file the reports, the Company believes that each of its executive officers, directors and greater than 10% beneficial owners has complied with the applicable reporting requirements for transactions in the Company’s common stock during the year ended December 31, 2006.

Transactions with Related Persons

Loans to Officers and Directors. The Sarbanes-Oxley Act generally prohibits loans by Ottawa Savings Bank to its executive officers and directors. However, the Sarbanes-Oxley Act contains a specific exemption from such prohibition for loans by Ottawa Savings Bank to its executive officers and directors in compliance with federal banking regulations. Federal regulations require that all loans or extensions of credit to executive officers and directors of insured institutions must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and must not involve more than the normal risk of repayment or present other unfavorable features. Ottawa Savings Bank is therefore prohibited from making any new loans or extensions of credit to executive officers and directors at different rates or terms than those offered to the general public. Notwithstanding this rule, federal regulations permit Ottawa Savings Bank to make loans to executive officers and directors at reduced interest rates if the loan is made under a benefit program generally available to all other employees and does not give preference to any executive officer or director over any other employee.

In addition, loans made to a director or executive officer in an amount that, when aggregated with the amount of all other loans to the person and his or her related interests, are in excess of the greater of $25,000 or 5% of Ottawa Savings Bank’s capital and surplus, up to a maximum of $500,000, must be approved in advance by a majority of the disinterested members of the board of directors.

Nominating and Corporate Governance Committee Procedures

General

It is the policy of the Nominating and Corporate Governance Committee of the Board of Directors of the Company to consider director candidates recommended by stockholders who appear to be qualified to serve on the Company’s Board of Directors. The Nominating and Corporate Governance Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board of Directors and the Nominating and Corporate Governance Committee does not perceive a need to increase the size of the Board of Directors. In order to avoid the unnecessary use of the Nominating and Corporate Governance Committee’s resources, the Nominating and Corporate Governance Committee will consider only those director candidates recommended in accordance with the procedures set forth below.

Procedures to be Followed by Stockholders

To submit a recommendation of a director candidate to the Nominating and Corporate Governance Committee, a stockholder should submit the following information in writing, addressed to the Chairman of the

Nominating and Corporate Governance Committee, care of the Corporate Secretary, at the main office of the Company:

1.	The name of the person recommended as a director candidate;

2.	All information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended;

3.	The written consent of the person being recommended as a director candidate to being named in the proxy statement as a nominee and to serving as a director if elected;

4.	As to the stockholder making the recommendation, the name and address, as they appear on the Company’s books, of such stockholder; provided, however, that if the stockholder is not a registered holder of the Company’s common stock, the stockholder should submit his or her name and address along with a current written statement from the record holder of the shares that reflects ownership of the Company’s common stock; and

5.	A statement disclosing whether such stockholder is acting with or on behalf of any other person and, if applicable, the identity of such person.

In order for a director candidate to be considered for nomination at the Company’s annual meeting of stockholders, the recommendation must be received by the Nominating and Corporate Governance Committee at least 120 calendar days prior to the date the Company’s proxy statement was released to stockholders in connection with the previous year’s annual meeting, advanced by one year.

Minimum Qualifications

The Nominating and Corporate Governance Committee has adopted a set of criteria that it considers when it selects individuals to be nominated for election to the Board of Directors. First, a candidate must meet the eligibility requirements set forth in the Company’s Bylaws, which include an age limitation, a stock ownership requirement and a requirement that the candidate not have been subject to certain criminal or regulatory actions. A candidate also must meet any qualification requirements set forth in any Board or committee governing documents.

The Nominating and Corporate Governance Committee will consider the following criteria in selecting nominees: contributions to the range of talent, skill and expertise appropriate for the Board; financial, regulatory and business experience; knowledge of the banking and financial services industries; familiarity with the operations of public companies and ability to read and understand financial statements; familiarity with the Company’s market area and participation in and ties to local businesses and local civic, charitable and religious organizations; personal and professional integrity, honesty and reputation; ability to represent the best interests of the stockholders of the Company and the best interests of the institution; ability to devote sufficient time and energy to the performance of his or her duties; independence; current equity holdings in the Company; and any other factors the Nominating and Corporate Governance Committee deems relevant, including age, diversity, size of the Board of Directors and regulatory disclosure obligations.

In addition, prior to nominating an existing director for re-election to the Board of Directors, the Nominating and Corporate Governance Committee will consider and review an existing director’s Board and Committee attendance and performance; length of Board service; experience, skills and contributions that the existing director brings to the Board; and independence.

Process for Identifying and Evaluating Nominees

The process that the Nominating and Corporate Governance Committee follows when it identifies and evaluates individuals to be nominated for election to the Board of Directors is as follows:

Identification. For purposes of identifying nominees for the Board of Directors, the Nominating and Corporate Governance Committee relies on personal contacts of the committee members and other members of the Board of Directors, as well as their knowledge of members of the communities served by the Bank. The Nominating and Corporate Governance Committee also will consider director candidates recommended by stockholders in accordance with the policy and procedures set forth above. The Nominating and Corporate Governance Committee has not previously used an independent search firm to identify nominees.

Evaluation. In evaluating potential nominees, the Nominating and Corporate Governance Committee determines whether the candidate is eligible and qualified for service on the Board of Directors by evaluating the candidate under the selection criteria set forth above. In addition, the Nominating and Corporate Governance Committee will conduct a check of the individual’s background and interview the candidate to further assess the qualities of the prospective nominee and the contributions he or she would make to the Board.

Submission of Business Proposals and Stockholder Nominations

The Company must receive proposals that shareholders seek to include in the proxy statement for the Company’s next annual meeting no later than December 4, 2007. If next year’s annual meeting is held on a date more than 30 calendar days from May 3, 2008, a shareholder proposal must be received by a reasonable time before the Company begins to print and mail its proxy solicitation materials for such annual meeting. Any shareholder proposals will be subject to the requirements of the proxy rules adopted by the Securities and Exchange Commission.

The Company’s Bylaws provide that, in order for a shareholder to make nominations for the election of directors or proposals for business to be brought before the annual meeting, a shareholder must deliver notice of such nominations and/or proposals to the Corporate Secretary not less than 30 days prior to the date of the annual meeting; however, if less than 40 days’ notice or prior public disclosure of the date of the annual meeting is given to shareholders, such notice must be delivered not later than the close of the tenth day following the day on which notice of the annual meeting was mailed to shareholders or public disclosure of the meeting date was made. A copy of the Bylaws may be obtained from the Company.

Stockholder Communications

The Company encourages stockholder communications to the Board of Directors and/or individual directors. Stockholders who wish to communicate with the Board of Directors or an individual director should send their communications to the care of JuleAnn Leamy, Corporate Secretary, Ottawa Savings Bancorp, Inc., 925 LaSalle Street, Ottawa, Illinois 61350. Communications regarding financial or accounting policies should be sent to the attention of the Chairman of the Audit Committee. All other communications should be sent to the attention of the Chairman of the Nominating and Corporate Governance Committee.

Miscellaneous

The Company will pay the cost of this proxy solicitation. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses they incur in sending proxy materials to the beneficial owners of Ottawa Savings Bancorp common stock. In addition to soliciting proxies by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telephone without receiving additional compensation.

The Company’s Annual Report to Shareholders has been mailed to persons who were shareholders as of the close of business on March 9, 2007. Any shareholder who has not received a copy of the Annual Report may obtain a copy by writing to the Corporate Secretary of the Company. The Annual Report is not to be treated as part of the proxy solicitation material or as having been incorporated in this proxy statement by reference.

A copy of the Company’s Annual Report on Form 10-KSB, without exhibits, for the year ended December 31, 2006, as filed with the Securities and Exchange Commission, will be furnished without charge to persons who were shareholders as of the close of business on March 9, 2007 upon written request to JuleAnn Leamy, Corporate Secretary, Ottawa Savings Bancorp, Inc., 925 LaSalle Street, Ottawa, Illinois 61350.

If you and others who share your address own your shares in “street name,” your broker or other holder of record may be sending only one annual report and proxy statement to your address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if a shareholder residing at such an address wishes to receive a separate annual report or proxy statement in the future, he or she should contact the broker or other holder of record. If you own your shares in “street name” and are receiving multiple copies of our annual report and proxy statement, you can request householding by contacting your broker or other holder of record.

Whether or not you plan to attend the annual meeting, please vote by marking, signing, dating and promptly returning the enclosed proxy card in the enclosed envelope.

BY ORDER OF THE BOARD OF DIRECTORS

/S/ JULEANN LEAMY
JuleAnn Leamy Corporate Secretary

Ottawa, Illinois

April 2, 2007

APPENDIX A

OTTAWA SAVINGS BANCORP, INC.

COMPENSATION COMMITTEE CHARTER

I.	PURPOSE

The Compensation Committee (the “Committee”) of Ottawa Savings Bancorp, Inc. (the “Company”) is responsible for human resource policies, salaries and benefits, incentive compensation, executive development and management succession planning. It also deals with policies relating to nondiscriminatory employment practices, including those related to hiring, compensation and promotion.

II.	COMPOSITION

The Committee shall consist of three or more directors, each of whom shall satisfy the definition of independent director as defined in any qualitative listing requirements for The NASDAQ Stock Market, Inc. issuers and any applicable Securities and Exchange Commission rules and regulations. Committee members shall be elected by the Board of Directors (the “Board”) at the Board’s annual organizational meeting. Members shall serve until their successors are appointed. The Committee’s Chairperson shall be designated by the full Board or, if it does not do so, the Committee members shall elect a Chairperson by vote of a majority of the full Committee. The Bank’s Human Resource Manager will meet often with the Committee, but neither one shall be a member of the Committee or participate in all of its meetings.

The Committee may form and delegate authority to subcommittees when appropriate.

III.	MEETINGS

The Committee shall meet at least annually, or more frequently as circumstances dictate. The Committee Chairperson will preside at each meeting and, in consultation with the other members of the Committee, will set the frequency and length of each meeting and the agenda of items to be addressed at each meeting. The Chairperson of the Committee shall ensure that the agenda for each meeting is circulated to each Committee member in advance of the meeting, and shall keep the minutes for each meeting. A majority of the members of the Committee shall constitute a quorum.

IV.	RESPONSIBILITIES AND DUTIES

The principal responsibilities of the Committee are:

A.	Developing and monitoring human resource policies. The Committee will develop human resource policies for the Company and the Bank and will monitor the Company’s adherence to the policies on a continual basis. The Bank’s human resource policies include the following:

•	Employment Policies (Corporate handbook)

•	Salary Administration Policy

•	Family Medical Leave Act

•	Americans with Disabilities Act

•	Sexual Harassment Policy

•	Discretionary Leave Policy

•	Other federal and stock regulatory employee policies

B.	Appraising the performance of the Chief Executive Officer. The Committee will complete a written performance evaluation of the President each year. The Committee will meet with the President to discuss his or her strengths, weaknesses, review goals set at the beginning of the current year and to establish goals for the coming year. The Committee will recommend to the Board of Directors the annual salary, bonus, stock options, and other benefits, direct and indirect, of the President. In making its recommendation, the Committee will consider:

•	the performance of the Company;

•	shareholder return;

•	the level of salary, bonus, stock options, and other benefits, direct and indirect, of the President relative to CEOs at comparable companies; and

•	the level of salary, bonus, stock options, and other benefits, direct and indirect, given to the President in recent years.

The Committee will make recommendations to the Board of Directors regarding the extension of the employment agreements and change in control agreements of the President and other senior officers.

C.	Preparation of report. If necessary, the Committee will prepare a report on executive compensation for inclusion in the Company’s annual meeting proxy statement, in accordance with applicable rules and regulations.

D.	Oversight of executive compensation programs. The Committee will review on an annual basis the Company’s executive compensation program to determine that they are properly researched and coordinated. In determining how corporate performance will be rewarded, the Committee will ensure that a significant portion of an executive’s compensation is connected to the long-term interest of the shareholders. There will be an appropriate balance between short-term pay and long-term incentives. An important responsibility of the Committee is the development of an appropriate balance while focusing on long-term shareholder value.

E.	Oversight of staff compensation programs. The Committee will review on an annual basis the Company’s salary administration program to determine that it is current and properly researched and coordinated. The Committee will review recommendations from the President and Human Resources Manager concerning compensation adjustments and will then make recommendations to the Board of Directors.

F.	Oversight of the performance incentive compensation plan. Prior to the beginning of each fiscal year, the Committee will review the Company’s stock option plans to determine that they are properly structured to reward exceptional performance. The Committee will consider the overall performance of the Company and the cost of the stock option and performance incentive compensation plans to ascertain that shareholder value is being increased by exceptional performance. The Committee will make recommendations to the Board of Directors regarding changes to the plans. The Committee will also approve the pay-out of the plans after the Company’s performance has been ratified by the external auditing firm.

G.	Oversight of staff benefit programs. The Committee will review on a continual basis the Company’s benefit programs to determine that they are current and properly coordinated. The Committee will review recommendations from the President and Human Resources Manager concerning benefit program adjustments and will then make its recommendations to the Board of Directors.

H.	Oversight of 401(k) Plan and Employee Stock Ownership Plan. The Committee will appoint the trustees of the Bank’s 401(k) Plan and Employee Stock Ownership Plan. The Committee will monitor the Plans on a quarterly basis and will meet with the Plans’ administrators on an annual basis for adjustments or revisions.

I.	Oversight of executive development and management succession planning. The Committee will review on an annual basis the executive development program facilitated by the President and managed by the Human Resources Manager. The Committee will integrate management succession planning with the executive development program.

J.	Oversight of Director Compensation. The Committee shall review on an annual basis, in conjunction with the Nominating and Corporate Governance Committee, the appropriate levels of director compensation and an appropriate director compensation program and shall make recommendations to the Board regarding the same.

V.	EVALUATIONS

Annually, the Committee shall conduct a performance evaluation and review and reassess the adequacy of this Charter and recommend any proposed changes to the Board for approval.

VI.	COMMITTEE RESOURCES

The Committee shall have the authority to obtain advice and seek assistance from internal or external legal or other advisors. The Committee shall have the sole authority to retain and terminate any compensation consultant used to assist the Committee in evaluating executive compensation, including sole authority to approve such consultant’s fees and other retention terms.

APPENDIX B

OTTAWA SAVINGS BANCORP, INC.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE CHARTER

I.	Purpose

The primary objectives of the Nominating and Corporate Governance Committee (the “Committee”) are to assist the Board of Directors (the “Board”) of Ottawa Savings Bancorp, Inc. (the “Company”) by: (i) identifying individuals qualified to become Board members and recommending that the Board select a group of director nominees for each annual meeting of the Company’s stockholders; (ii) ensuring that the Audit and Nominating and Corporate Governance Committees of the Board shall have the benefit of qualified and experienced “independent” directors; and (iii) developing and recommending to the Board a set of effective corporate governance policies and procedures applicable to the Company.

II.	Organization

The Committee shall consist of two or more directors, each of whom shall satisfy the definition of an independent director as defined in any qualitative listing requirements for a NASDAQ Stock Market, Inc. issuer and any applicable Securities and Exchange Commission rules and regulations.

Committee members shall be elected by the Board at the annual organizational meeting of the Board of Directors. Members shall serve until their successors are appointed. The Committee’s chairperson shall be designated by the full Board or, if it does not do so, the Committee members shall elect a Chairman by vote of a majority of the full Committee.

The Committee may form and delegate authority to subcommittees when appropriate.

III.	Structure and Meetings

The chairperson of the Committee will preside at each meeting and, in consultation with the other members of the Committee, will set the frequency and length of each meeting and the agenda of items to be addressed at each meeting. The chairperson of the Committee shall ensure that the agenda for each meeting is circulated to each Committee member in advance of the meeting, and shall keep the minutes of the meeting. A majority of the members of the Committee shall constitute a quorum.

IV.	Goals and Responsibilities

The Committee shall: (i) develop and recommend to the Board a Corporate Governance Policy (the “Policy”) applicable to the Company, and review and reassess the adequacy of such Policy annually and recommend to the Board any changes deemed appropriate; (ii) develop policies on the size and composition of the Board; (iii) review possible candidates for Board membership consistent with the Board’s criteria for selecting new directors; (iv) perform Board performance evaluations on an annual basis; (v) annually recommend a slate of nominees to the Board with respect to nominations for the Board at the annual meeting of the Company’s stockholders; and (vi) generally advise the Board (as a whole) on corporate governance matters.

The Committee shall consider candidates suggested by management or other members of the Board or recommended by stockholders of the Company.

The Committee shall also advise the Board on (i) committee member qualifications; (ii) committee member appointments and removals; (iii) committee structure and operations (including authority to delegate to subcommittees); and (iv) committee reporting to the Board. The Committee shall maintain an orientation program for new directors and a continuing education program for all directors.

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The Committee will annually review and reassess the adequacy of this charter and recommend any proposed changes to the Board for approval.

The Committee shall perform any other activities consistent with this charter, the Company’s bylaws and governing law and regulations as the Committee or the Board deems appropriate.

V.	Performance Evaluation

The Committee shall conduct an annual performance evaluation of the Board. The evaluation shall be of the Board’s contribution as a whole and specifically review areas in which the Board and/or management believes a better contribution could be made.

VI.	Committee Resources

The Committee shall have the authority to obtain advice and seek assistance from internal or external legal, accounting or other advisors. The Committee shall have the sole authority to retain and terminate any search firm to be used to identify director candidates, including sole authority to approve such search firm’s fees and other retention terms.

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REVOCABLE PROXY OTTAWA SAVINGS BANCORP, INC. PLEASE MARK VOTES AS IN THIS EXAMPLE ANNUAL MEETING OF STOCKHOLDERS May 3, 2007, 2:00 p.m., Local Time THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints the official proxy committee of Ottawa Savings Bancorp, Inc. (the “Company”), consisting of Gary Ocepek and Daniel K. Reynolds, or each of them, with full power of substitution, to act as proxy for the undersigned, and to vote all shares of common stock of the Company which the undersigned is entitled to vote only at the annual meeting of stockholders, to be held on May 3, 2007 at 2:00 p.m., local time at the offices of the Company, 925 LaSalle Street, Ottawa, Illinois and at any and all adjournments or postponements, with all of the powers the undersigned would possess if personally present at such meeting as follows: Please be sure to sign and date this Proxy in the box below. Date Stockholder sign above Co-holder (if any) sign above For With-hold For All Except

1. The election as directors of all nominees listed (unless the “For All Except” box is marked and the instructions below are complied with). James A. Ferrero and Keith Johnson INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below. For Against Abstain 2. The ratification of the appointment of McGladrey & Pullen, LLP as independent registered public accountants of Ottawa Savings Bancorp, Inc. for the fiscal year ending December 31, 2007. For Against Abstain THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED PROPOSALS. This proxy is revocable and, if properly signed and dated, will be voted as directed, but if no instructions are specified, this proxy will be voted “FOR” each of the proposals listed. If any other business is presented at the annual meeting, including whether or not to adjourn the meeting, this proxy will be voted by the proxies in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the annual meeting. This proxy also confers discretionary authority on the Board of Directors to vote with respect to the election of any person as director where the nominees are unable to serve or for good cause will not serve and matters incident to the conduct of the meeting. Detach above card, sign, date and mail in postage paid envelope provided.

OTTAWA SAVINGS BANCORP, INC. The above signed acknowledges receipt from the Company, prior to the execution of this proxy, of a Notice of Annual Meeting of Stockholders, a Proxy Statement for the Annual Meeting and the Annual Report to Stockholders. Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required.

PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

Ottawa Savings Bancorp, Inc.

Dear ESOP Participant:

On behalf of the Board of Directors of Ottawa Savings Bancorp, Inc. (the “Company”), I am forwarding you the attached blue vote authorization form for the purpose of conveying your voting instructions to First Bankers Trust Services, Inc. (the “Trustee”) on the proposals to be presented at the Annual Meeting of Stockholders of Ottawa Savings Bancorp, Inc. to be held on May 3, 2007.

Also enclosed is a Notice and Proxy Statement for the Annual Meeting of Stockholders of Ottawa Savings Bancorp, Inc. and a copy of the Company’s Annual Report to Stockholders.

As a participant in the Ottawa Savings Bank Employee Stock Ownership Plan (the “ESOP”), you are entitled to vote all shares of Company common stock allocated to your account as of March 9, 2007, the record date for the Annual Meeting. All allocated shares of Company common stock will be voted as directed by participants, so long as participant instructions are received by the Trustee on or before April 26, 2007. If you do not direct the Trustee how to vote the shares of Company common stock allocated to your ESOP account, the Trustee will vote your shares in a manner calculated to most accurately reflect the instructions it receives from other participants, subject to its fiduciary duties.

Please complete, sign and return the enclosed blue vote authorization form in the enclosed, postage-paid envelope. Your vote will not be revealed, directly or indirectly, to any employee or director of the Ottawa Savings Bank or Ottawa Savings Bancorp, Inc.

Sincerely,

Gary Ocepek

President and Chief Executive Officer

VOTE AUTHORIZATION FORM OTTAWA SAVINGS BANCORP, INC. X PLEASE MARK VOTES AS IN THIS EXAMPLE

I understand that First Bankers Trust Services, Inc. (the “ESOP Trustee”), is the holder of record and custodian of all shares of Ottawa Savings Bancorp, Inc. (the “Company”) common stock under the Ottawa Savings Bank Employee Stock Ownership Plan. I understand that my voting instructions are solicited on behalf of the Company’s Board of Directors for the Annual Meeting of Stockholders to be held on May 3, 2007. You are to vote my shares as follows: Please be sure to sign and date Date this Proxy in the box below. Stockholder sign above Co-holder (if any) sign above E S O P For With-hold For All Except 1. The election as directors of all nominees listed (except as marked to the contrary below).

James A. Ferrero and Keith Johnson INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below. For Against Abstain 2. The ratification of the appointment of McGladrey & Pullen, LLP as independent registered public accountants of Ottawa Savings Bancorp, Inc. for the year ending December 31, 2007. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED PROPOSALS.

The ESOP Trustee is hereby authorized to vote all shares of Company common stock allocated to me in its trust capacity as indicated above. Detach above card, sign, date and mail in postage paid envelope provided. OTTAWA SAVINGS BANCORP, INC.

Please date, sign and return this form in the enclosed postage-paid envelope no later than April 26, 2007. PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

Ottawa Savings Bancorp, Inc.

Dear 401(k) Plan Participant:

On behalf of the Board of Directors of Ottawa Savings Bancorp, Inc. (the “Company”), I am forwarding you the attached green vote authorization form for the purpose of conveying your voting instructions to Pentegra Retirement Services (the “Trustee”) on the proposals to be presented at the Annual Meeting of Stockholders of Ottawa Savings Bancorp, Inc. to be held on May 3, 2007.

Also enclosed is a Notice and Proxy Statement for the Annual Meeting of Stockholders of Ottawa Savings Bancorp, Inc. and a copy of the Company’s Annual Report to Stockholders.

As a holder of Ottawa Savings Bancorp, Inc. common stock under the Ottawa Savings Bank Employees’ Savings & Profit Sharing Plan and Trust (“401(k) Plan”), you are entitled to direct the Trustee how to vote the shares of common stock credited to your account as of March 9, 2007, the record date for the Annual Meeting. If the Trustee does not receive your instructions by April 26, 2007, the Trustee will vote your shares in a manner calculated to most accurately reflect the instructions received from other 401(k) Plan participants.

Please complete, sign and return the enclosed green vote authorization form in the enclosed, postage-paid envelope. Your vote will not be revealed, directly or indirectly, to any employee or director of the Ottawa Savings Bank or Ottawa Savings Bancorp, Inc.

Sincerely,

Gary Ocepek

President and Chief Executive Officer

VOTE AUTHORIZATION FORM

OTTAWA SAVINGS BANCORP, INC.

PLEASE MARK VOTES AS IN THIS EXAMPLE

I understand that Pentegra Retirement Services (the “Trustee”) is the holder of record and custodian of all shares of Ottawa Savings Bancorp, Inc. (the “Company”) common stock credited to me under the Ottawa Savings Bank Employees’ Savings & Profit Sharing Plan and Trust. I understand that my voting instructions are solicited on behalf of the Company’s Board of Directors for the Annual Meeting of Stockholders to be held on May 3, 2007.

You are to vote my shares as follows:

Please be sure to sign and date Date this Proxy in the box below.

Stockholder sign above Co-holder (if any) sign above

4 0 1 K

For With-hold For All Except

1. The election as directors of all nominees listed (except as marked to the contrary below).

James A. Ferrero and Keith Johnson

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

For Against Abstain

2. The ratification of the appointment of McGladrey & Pullen, LLP as independent registered public accountants of Ottawa Savings Bancorp, Inc. for the year ending December 31, 2007.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED PROPOSALS.

The Trustee is hereby authorized to vote all shares of Company common stock credited to me in its trust capacity as indicated above.

Detach above card, sign, date and mail in postage paid envelope provided.

OTTAWA SAVINGS BANCORP, INC.

Please date, sign and return this form in the enclosed postage-paid envelope no later than April 26, 2007.

PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS

PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.